BY-LAWS

                                       OF

                     AAL VARIABLE PRODUCT SERIES FUND, INC.

                           RATIFIED SEPTEMBER 27, 1994

                                TABLE OF CONTENTS

ARTICLE I.     NAME OF CORPORATION, LOCATION OF OFFICES, AND
               SEAL                                                         1
         1.01.  Name:                                                       1
                ----
         1.02.  Principal Office:                                           1
                ----------------
         1.03.  Seal:                                                       1
                ----

ARTICLE II.    SHAREHOLDERS                                                 1
         2.01.  Annual Meetings:                                            1
                ---------------
         2.02.  Special Meetings:                                           2
                ----------------
         2.03.  Place of Meetings:                                          2
                -----------------
         2.04.  Notice of Meetings:                                         2
                ------------------
         2.05.  Voting - In General:                                        3
                -------------------
         2.06.  Voting- Shareholders Entitled to Vote:                      3
                -------------------------------------
         2.07.  Voting - Proxies:                                           3
                ----------------
         2.08.  Quorum:                                                     3
                ------
         2.09.  Absence of Quorum:                                          3
                -----------------
         2.10.  Stock Ledger and List of Shareholders:                      4
                -------------------------------------
         2.11.  Informal Action By Shareholders:                            4
                -------------------------------

ARTICLE III.   BOARD OF DIRECTORS                                           4
         3.01.  Number and Term of Office:                                  4
                -------------------------
         3.02.  Qualification of Directors:                                 4
                --------------------------
         3.03.  Election of Directors:                                      5
                ---------------------
         3.04.  Removal of Directors:                                       5
                --------------------
         3.05.  Vacancies and Newly Created Directorships:                  5
                -----------------------------------------
         3.06.  General Powers:                                             5
                --------------
         3.07.  Power to Issue and Sell Stock:                              6
                -----------------------------
         3.08.  Power to Declare Dividends:                                 6
                --------------------------
         3.09.  Corporation's Option to Redeem Shares:                      7
                -------------------------------------
         3.10.  Borrowing:                                                  7
                ---------
         3.11.  Annual and Regular Meetings:                                7
                ---------------------------
         3.12.  Special Meetings:                                           8
                ----------------
         3.13.  Notice:                                                     8
                ------
         3.14.  Waiver of Notice:                                           8
                ----------------
         3.15.  Quorum and Voting:                                          8
                -----------------
         3.16.  Conference Telephone:                                       8
                --------------------
         3.17.  Compensation:                                               8
                ------------
         3.18.  Action Without a Meeting:                                   9
                ------------------------

ARTICLE IV.    EXECUTIVE COMMITTEE AND OTHER COMMITTEES                     9
         4.01.  How Constituted:                                            9
                ---------------
         4.02.  Powers of the Executive Committee:                          9
                ---------------------------------
         4.03.  Other Committees of the Board of Directors:                 9
                ------------------------------------------
         4.04.  Proceedings, Quorum, and Manner of Acting:                  9
                -----------------------------------------
         4.05.  Other Committees:                                           10
                ----------------

ARTICLE V.     OFFICERS                                                     10
         5.01.  General:                                                    10
                -------
         5.02.  Election, Term of Office, and Qualifications:               10
                --------------------------------------------
         5.03.  Resignation:                                                10
                -----------
         5.04.  Removal:                                                    11
                -------
         5.05.  Vacancies and Newly Created Offices:                        11
                -----------------------------------
         5.06.  Chairman of the Board:                                      11
                ---------------------
         5.07.  President:                                                  11
                ---------
         5.08.  Vice President:                                             11
                --------------
         5.09.  Treasurer and Assistant Treasurers:                         12
                ----------------------------------
         5.10.  Secretary and Assistant Secretaries:                        12
                -----------------------------------
         5.11.  Subordinate Officers:                                       12
                --------------------
         5.12.  Remuneration:                                               13
                ------------

ARTICLE VI.    CUSTODY OF SECURITIES AND CASH                               13
         6.01.  Employment of a Custodian:                                  13
                -------------------------
         6.02.  Central Certificate Service:                                13
                ---------------------------
         6.03.  Cash Assets:                                                13
                -----------
         6.04.  Free Cash Accounts:                                         14
                ------------------
         6.05.  Action Upon Termination of Custodian Agreement:             14
                ----------------------------------------------

ARTICLE VII.   EXECUTION OF INSTRUMENTS, VOTING OF SECURITIES               14
         7.01.  Execution of Instruments:                                   14
                ------------------------
         7.02.  Voting of Securities:                                       14
                --------------------

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ARTICLE VIII.  CAPITAL STOCK                                                15
         8.01.  Certificate of Stock:                                       15
                --------------------
         8.02.  Transfer of Capital Stock:                                  15
                -------------------------
         8.03.  Transfer Agents and Registrars:                             16
                ------------------------------
         8.04.  Transfer Restrictions and Regulations:                      16
                -------------------------------------
         8.05.  Fixing of Record Date:                                      16
                ---------------------
         8.06.  Lost, Stolen, or Destroyed  Certificates:                   16
                ----------------------------------------

ARTICLE IX.    FISCAL YEAR, ACCOUNTANT                                      17
         9.01.  Fiscal Year:                                                17
                -----------
         9.02.  Accountant:                                                 17
                ----------

ARTICLE X.     INDEMNIFICATION, ADVANCE PAYMENT OF EXPENSES,
               AND
               INSURANCE                                                    18
         10.01.  Indemnification:                                           18

         10.02.  Advance Payment of Expenses:                               18
         10.03.  Insurance of Officers, Directors, Employees, and Agents:   19

ARTICLE XI.       AMENDMENTS                                                19
         11.01.  General:                                                   19
                 -------
         11.02.  By Shareholders Only:                                      20
                 --------------------

ARTICLE XII.               MISCELLANEOUS                                    20
         12.01.  Use of the Term "Annual Meeting":                          20
                 --------------------------------

                     AAL VARIABLE PRODUCT SERIES FUND, INC.
                            (A Maryland Corporation)


                                     BY-LAWS


ARTICLE I.     NAME OF CORPORATION, LOCATION OF OFFICES, AND SEAL

     Section 1.01. Name: The name of the Corporation is the AAL Variable Product Series Fund, Inc.

         Section 1.02. Principal Office: The principal office of the Corporation in the State of Maryland shall be located at 32 South Street, Baltimore, Maryland 21202, c/o The Corporation Trust Incorporated. The Corporation may, in addition, establish and maintain such other offices and places of business, within or outside the State of Maryland, as the Board of Directors may from time to time determine. [MGCL, Sections 2-103(4), 2-108(a)(1)]*

         Section 1.03. Seal: The corporate seal of the Corporation shall be circular in form, and shall bear the name of the Corporation, the year of its incorporation, and the words "Corporate Seal, Maryland" or "Corporate Seal, Md." The form of the seal shall be subject to alteration by the Board of Directors and the seal may be used by causing it or a facsimile to be impressed or affixed or printed or otherwise reproduced. In lieu of affixing the corporate seal to any document it shall be sufficient to meet the requirements of any law, rule, or regulation relating to a corporate seal to affix the word "(Seal)" adjacent to the signature of the authorized officer of the Corporation. Any officer or Director of the Corporation shall have authority to affix the corporate seal of the Corporation to any document requiring the same. [MGCL, Sections 1-304(b), 2-103(3)]


ARTICLE II.    SHAREHOLDERS

         Section 2.01. Annual Meetings: The Corporation shall not be required to hold an annual meeting of its shareholders in any year in which election of Directors is not required to be acted upon under the Investment Company Act. In the event that the Corporation shall be required by the Investment Company Act to hold an annual meeting of shareholders, such meeting shall be held: (a) at a date and time set by the Board of Directors in accordance with the Investment Company Act if the purpose of the meeting is to elect Directors, but in no event later than one hundred and twenty (120) days after the event requiring the annual meeting; and (b) on a date and time fixed by the Board of Directors during the month of April (i) in the fiscal year
--------
* *Bracketed citations are to the State of Maryland General Corporation Law ("MGCL") or to the United States Investment Company Act of 1940, as amended (the "Investment Company Act"), or to Rules of the United States Securities and Exchange Commission thereunder ("ICA Rules"). The citations are inserted for reference only and do not constitute a part of the By-Laws.

immediately following the fiscal year in which independent accountants were appointed by the Board of Directors if the purpose of the meeting is to ratify the selection of such independent accountants or (ii) in any fiscal year if an annual meeting is to be held for any reason other than as specified in the foregoing. Any shareholders' meeting held in accordance with the preceding sentence shall for all purposes constitute the annual meeting of shareholders for the fiscal year of the Corporation in which the meeting is held. At any such meeting, the shareholders shall elect Directors to hold the offices of any Directors who have held office for more than one (1) year or who have been elected by the Board of Directors to fill vacancies which result from any cause. Except as the Articles of Incorporation or applicable law provides otherwise, Directors may transact any business within the powers of the Corporation as may properly come before the meeting. Any business of the Corporation may be transacted at the annual meeting without being specially designated in the notice, except such business as is specifically required by applicable law to be stated in the notice. [MGCL, Section 2-501]

         Section 2.02. Special Meetings: Special meetings of the shareholders may be called at any time by the Chairman of the Board, if there be such an officer, the President, any Vice President, or by the Board of Directors. Special meetings of the shareholders also shall be called by the Secretary on the written request of shareholders entitled to cast at least ten (10) percent of all the votes entitled to be cast at such meeting, provided that (a) such request shall state the purpose or purposes of the meeting and the matters proposed to be acted on, and (b) the shareholders requesting the meeting shall have paid to the Corporation the reasonably estimated cost of preparing and mailing the notice thereof, which the Secretary shall determine and specify to such shareholders. Unless requested by shareholders entitled to cast a majority of all the votes entitled to be cast at the meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted upon at any annual or special meeting of the shareholders held during the preceding twelve (12) months. [MGCL, Section 2-502; Investment Company Act,
Section 16(c)]

     Section 2.03. Place of Meetings: All shareholders' meetings shall be held at such place within the United States as may be fixed from time to time by the Board of Directors. [MGCL, Section 2-503]

         Section 2.04. Notice of Meetings: Not less than ten (10) days, nor more than ninety (90) days before each shareholders' meeting, the Secretary or an Assistant Secretary of the Corporation shall give to each shareholder entitled to vote at the meeting, and each other shareholder entitled to notice of the meeting, written notice stating (a) the time and place of the meeting, and (b) the purpose or purposes of the meeting if the meeting is a special meeting or if notice of the purpose is required by applicable law to be given. Such notice shall be personally delivered to the shareholder, or left at his residence or usual place of business, or mailed to him at his address as it appears on the records of the Corporation. No notice of a shareholders' meeting need be given to any shareholder who shall sign a written waiver of such notice, whether before or after the meeting, which is filed with the records of shareholders' meetings, or to any shareholder who is present at the meeting in person or by proxy. Notice of adjournment of a shareholders' meeting to another time or place need not be given if such time and place are announced at the meeting,  unless the  adjournment  is for more than one  hundred and twenty
(120) days after the original record date. [MGCL, Sections 2-504, 2-511(d)]

         Section 2.05. Voting - In General: Except as otherwise specifically provided in the Articles of Incorporation or these By-Laws, or as required by provisions of the Investment Company Act or other applicable law, with respect to the vote of a series or class, if any, of the Corporation, at every shareholders' meeting, each shareholder shall be entitled to one (1) vote for each share of stock of the Corporation validly issued and outstanding and held by such shareholder, except that no shares held by the Corporation shall be entitled to a vote. Fractional shares shall be entitled to fractional votes. Except as otherwise specifically provided in the Articles of Incorporation, or these By-Laws, or as required by provisions of the Investment Company Act or other applicable law, a majority of all the votes cast at a meeting at which a quorum is present is sufficient to approve any matter which properly comes before the meeting. The vote upon any question shall be by ballot whenever requested by any person entitled to vote, but, unless such a request is made, voting may be conducted in any way approved by the meeting. [MGCL, Sections 2-214(a)(1), 2-506(a)(2), 2-507(a), 2-509(b)]

         Section 2.06.  Voting-  Shareholders  Entitled to Vote: If, pursuant to
Section 8.05 hereof, a record date has been fixed for the determination of shareholders entitled to notice of or to vote at any shareholders' meeting, each shareholder of the Corporation shall be entitled to vote in person or by proxy, each share or fraction of a share of stock outstanding in his name on the books of the Corporation on such record date. If no record date has been fixed for the determination of shareholders, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the day on which notice of the meeting is mailed or the thirtieth (30th) day before the meeting, whichever is the closer date to the meeting, or, if notice is waived by all shareholders, at the close of business on the tenth (10th) day next preceding the date of the meeting. [MGCL, Sections 2-507, 2-511]

         Section 2.07. Voting - Proxies: The right to vote by proxy shall exist only if the instrument authorizing such proxy to act shall have been executed in writing by the shareholder himself, or by his attorney thereunto duly authorized in writing. No proxy shall be valid more than eleven (11) months after its date unless it provides for a longer period. Unless otherwise agreed to in writing, the holder of record of a share of stock which actually belongs to another shall issue a proxy to vote the share to the actual owner on his demand. [MGCL,
Section 2-507(b)]

     Section 2.08. Quorum: The presence at any shareholders' meeting, in person or by proxy, of shareholders entitled to cast one-third of the votes entitled to be cast at the meeting shall constitute a quorum. [MGCL, Section 2-506(a)]

     Section 2.09. Absence of Quorum: In the absence of a quorum, the holders of a majority of shares entitled to vote at the meeting and present thereat in person or by proxy, or, if no shareholder entitled to vote is present in person or by proxy, any officer present who is entitled to preside at or act as Secretary of such meeting, may adjourn the meeting sine die or from time to time. Any business that might have been transacted at the meeting originally called may be transacted at any such adjourned meeting at which a quorum is present.

         Section 2.10. Stock Ledger and List of Shareholders: It shall be the duty of the Secretary or Assistant Secretary of the Corporation to cause an original or duplicate stock ledger to be maintained at the office of the Corporation's transfer agent, containing the names and addresses of all shareholders and the number of shares of each series or class held by each shareholder. Such stock ledger may be in written form, or any other form capable of being converted into written form within a reasonable time for visual inspection. One or more persons, who together and for at least six (6) months have been shareholders of record of at least five (5) percent of the outstanding capital stock of the Corporation, may submit (unless the Corporation at the time of the request maintains a duplicate stock ledger at its principal office) a written request to any officer of the Corporation or its resident agent in Maryland for a list of the shareholders of the Corporation. Within twenty (20) days after such a request, there shall be prepared and filed at the Corporation's principal office a list, verified under oath by an officer of the Corporation or by its transfer agent or registrar, which sets forth the name and address of each shareholder and the number of shares of each series or class which the shareholder holds. [MGCL, Sections 2-209, 2-513]

         Section 2.11. Informal Action By Shareholders: Any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting, if the following are filed with the records of shareholders' meetings:

     (a) A unanimous written consent which sets forth the action and is signed by each shareholder entitled to vote on the matter; and

     (b) A written waiver of any right to dissent signed by each shareholder entitled to notice of the meeting, but not entitled to vote at it. [MGCL,
Section 2-505]


ARTICLE III.      BOARD OF DIRECTORS

         Section 3.01. Number and Term of Office: The Board of Directors shall consist of three (3) Directors, which number may be increased or decreased by a resolution of a majority of the entire Board of Directors, provided that the number of Directors shall not be more than eleven (11) nor less than the lesser of (i) three (3) or (ii) the number of shareholders of the Corporation. Each Director (whenever elected) shall hold office until the next annual meeting of shareholders and until his successor is elected and qualified or until his earlier death, resignation, or removal.
[MGCL, Sections 2-402, 2-404, 2-405]

     Section 3.02. Qualification of Directors: No member of the Board of Directors need be a shareholder of the Corporation, but at least one (1) member of the Board of Directors shall be a person who is not an interested person (as such term is defined in the Investment Company Act) of the investment adviser of the Corporation, nor an officer or employee of the Corporation.
[MGCL, Section 2-403; Investment Company Act, Section 10(d)]

         Section 3.03. Election of Directors: Until the first annual meeting of shareholders, or until successors are duly elected and qualified, the Board of Directors shall consist of the persons named as such in the Articles of Incorporation. Thereafter, except as otherwise provided in Sections 3.04 and
3.05 hereof, at each annual meeting, the shareholders shall elect Directors to hold office until the next annual meeting and/or until their successors are elected and qualified. In the event that Directors are not elected at an annual shareholders' meeting, then Directors may be elected at a special shareholders' meeting. Directors shall be elected by vote of the holders of a plurality of the shares present in person or by proxy and entitled to vote. [MGCL, Section 2-404]

         Section 3.04. Removal of Directors: At any meeting of shareholders, duly called and at which a quorum is present, the shareholders may, by the affirmative vote of the holders of a majority of the votes entitled to be cast thereon, remove any Director or Directors from office, either with or without cause, and may elect a successor or successors to fill any resulting vacancies for the unexpired terms of any removed Directors. [MGCL, Sections 2-406, 2-407]

         Section 3.05. Vacancies and Newly Created Directorships: In the event that at any time, other than the time preceding the first meeting of shareholders, any vacancies occur in the Board of Directors by reason of resignation, removal, or otherwise, or if the authorized number of Directors is increased, the Directors then in office shall continue to act, and such vacancies (if not previously filled by the shareholders) may be filled by a majority of the Directors then in office, whether or not sufficient to constitute a quorum, provided that, immediately after filling such vacancy, at least two-thirds of the Directors then holding office shall have been elected to such office by the shareholders of the Corporation. In the event that at any time, other than the time preceding the first meeting of shareholders, less than a majority of the Directors of the Corporation holding office at that time were so elected by the shareholders, a meeting of the shareholders shall be held promptly and in any event within sixty (60) days for the purpose of electing Directors to fill any existing vacancies in the Board of Directors unless the Securities and Exchange Commission shall by order extend such period. Except as provided in Section 3.04 hereof, a Director elected by the Board of Directors to fill a vacancy shall be elected to hold office until the next annual meeting of shareholders or until his successor is elected and qualified. A Director elected by the shareholders to fill a vacancy which results from the removal of a Director serves for the balance of the term of the removed Director. [MGCL,
Section 2-407; Investment Company Act, Section 16(a)]

         Section 3.06.  General Powers:

         (a) The property, business, and affairs of the Corporation shall be managed under the direction of the Board of Directors, which may exercise all the powers of the Corporation except such as are by applicable law, by the Articles of Incorporation, or by these By-Laws conferred upon or reserved to the shareholders of the Corporation. [MGCL, Section 2-401]

         (b) All acts done by any meeting of the Board of Directors or by any person acting as a Director, so long as his successor shall not have been duly elected or appointed, shall be treated as valid as if the Directors or such person, as the case may be, were or was duly elected and qualified to be Directors or a Director of the Corporation, notwithstanding that it may be afterwards discovered that there was some defect in the election of the Directors or such person acting as a Director, or that they or any of them were disqualified.

         Section 3.07. Power to Issue and Sell Stock: The Board of Directors may from time to time authorize by resolution the issuance and sale of any of the Corporation's authorized shares to such persons as the Board of Directors shall deem advisable. Such resolution shall set the minimum price or value of consideration for the stock or a formula for its determination, and shall include a fair description of any consideration, other than money, and a statement of the actual value of such consideration as determined by the Board of Directors or a statement that the Board of Directors has determined that the actual value is or will be not less than a certain sum. [MGCL, Section 2-203]

         Section 3.08.  Power to Declare Dividends:

         (a) The Board of Directors, from time to time as it may deem advisable, may declare that the Corporation pay dividends, in cash, property, or shares of the Corporation available for dividends, out of any source available for dividends, to the shareholders according to their respective rights and interests.

         (b) The Board of Directors shall cause a written statement to accompany any dividend payment wholly or partly from any source other than the Corporation's accumulated undistributed net income not including profits or losses realized upon the sale of securities or other properties (as determined in accordance with good accounting practice and the rules and regulations of the Securities and Exchange Commission then in effect). Such statement shall adequately disclose the source or sources of such payment and the basis of calculation and shall be otherwise in such form as the Securities and Exchange Commission may prescribe. [Investment Company Act, Section 19 and ICA Rule 19a-l]

         (c) Notwithstanding the above provisions of this Section 3.08, the Board of Directors may at any time declare and distribute pro rata among the shareholders a stock dividend out of the Corporation's authorized but unissued shares of stock, including any shares previously redeemed by the Corporation. The shares so distributed may be declared and paid to the holders of shares of another series or class. The shares so distributed shall be issued at the par value thereof, and there shall be transferred to stated capital, at the time such dividend is paid, an amount of surplus equal to the aggregate par value of the shares issued as a dividend and there may be transferred from earned surplus to capital surplus such additional amount as the Board of Directors may determine. [MGCL, Section 2-309]

         Section 3.09.  Corporation's Option to Redeem Shares:

         (a) Small Account. The Corporation shall have the right at any time and without prior notice to the shareholder to redeem for their then-current net asset value per share all shares that are held by a shareholder whose shares of the Corporation or of any and all series or classes have an aggregate net asset value of less than $600, or such other amount as the Board of Directors may from time to time determine.

         (b) Cessation of Offering. If in the sole determination of the Board of Directors, the continuation of the offering of the shares of any one or more series or class is no longer in the best interests of the Corporation, e.g., because market conditions have changed, regulatory problems have developed, or participation in such series or class is low, the Corporation may cease the offering of such shares and may by majority vote of the Board of Directors, require the redemption of all outstanding shares of stock of such series or class at their then-current net asset value upon thirty (30) days prior written notice to the stockholders, all subject to the requirements of applicable law.

         (c) Reimbursement. The Corporation shall have the right at any time and without prior notice to the shareholder to redeem shares in any account, including any account of any series or class, for their then-current net asset value per share if and to the extent it shall be necessary to reimburse the Corporation or its principal underwriter or distributor for any loss sustained by the Corporation by reason of the failure of the shareholder in whose name such account is registered to make full payment for shares of the Corporation, or of any series or class thereof, purchased by such shareholder.

         (d) Personal Holding Company. The Corporation shall have the right at any time and without prior notice to the shareholder to redeem shares in any account for their then-current net asset value per share if such redemption is, in the opinion the Board of Directors, desirable in order to avoid the Corporation being taxed as a "personal holding company" within the meaning of the Internal Revenue Code of 1986, as amended.

         (e) Notice. The right of redemption provided by each of foregoing subsections of this Section 3.09 hereof shall be subject to such terms and conditions as the Board of Directors may from time to time approve, and subject to the Corporation's giving general notice of its intention to avail itself of such right, either by publication in the Corporation's prospectus or statement of additional information or by such means as the Board of Directors shall determine.

     Section 3.10. Borrowing: The Board of Directors, from time to time as it may deem advisable, may establish limitations upon the borrowing of money and pledging of assets by the Corporation.

         Section 3.11. Annual and Regular Meetings: The annual meeting of the Board of Directors held for the purpose of choosing officers and transacting other proper business shall be held after the annual shareholders' meeting at such time and place as may be specified in the notice of such meeting of the Board of Directors or, in the absence of such annual shareholders' meeting, at such time and place as the Board of Directors may provide. The Board of Directors from time to time may provide by resolution for the holding of regular meetings and fix their time and place (within or outside the State of Maryland). [MGCL, Section 2-409(a)]

         Section 3.12. Special Meetings: Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, if there be such an officer, the President (or, in the absence or disability of the President, by any Vice President), the Treasurer, or two (2) or more Directors, at the time and place (within or outside the State of Maryland) specified in the respective notices or waivers of notice of such meetings. [MGCL, Section 2-502]

         Section 3.13. Notice: Notice of annual, regular, and special meetings shall be in writing, stating the time and place, and shall be mailed to each Director at his residence or regular place of business or caused to be delivered to him personally or to be transmitted to him by telegraph, telecopy, cable, or wireless at least two (2) days before the day on which the meeting is to be held. Except as otherwise required by these By-Laws or the Investment Company Act, such notice need not include a statement of the business to be transacted at, or the purpose of, the meeting. [MGCL, Section 2-409(b)]

         Section 3.14. Waiver of Notice: No notice of any meeting need be given to any Director who is present at the meeting or to any Director who signs a waiver of the notice of the meeting (which waiver shall be filed with the records of the meeting) whether before or after the meeting.
[MGCL, Section 2-409(c)]

         Section 3.15. Quorum and Voting: At all meetings of the Board of Directors the presence of one-third of the total number of Directors, but not less than two (2) Directors if there are at least (2) two Directors, shall constitute a quorum. In the absence of a quorum, a majority of the Directors present may adjourn the meeting, from time to time, until a quorum shall be present. The action of a majority of the Directors present at a meeting at which a quorum is present shall be the action of the Board of Directors unless the concurrence of a greater proportion is required for such action by applicable law, by the Articles of Incorporation, or by these By-Laws. [MGCL, Section 2-408]

         Section 3.16. Conference Telephone: Members of the Board of Directors or of any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or of such committee by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at such meeting, unless otherwise prohibited by applicable law. [MGCL, Section 2-409(d); Investment Company Act, Sections 15 and 32]

     Section 3.17. Compensation: Each Director may receive such remuneration for his services as shall be fixed from time to time by resolution or resolutions of the Board of Directors.

         Section 3.18. Action Without a Meeting: Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if a unanimous written consent which sets forth the action is signed by each member of the Board of Directors or of such committee and such written consent is filed with the minutes of proceedings of the Board of Directors or committee, unless otherwise prohibited by applicable law. [MGCL, Section 2-408(c); Investment Company Act, Sections 15 and 32]


ARTICLE IV.       EXECUTIVE COMMITTEE AND OTHER COMMITTEES

         Section 4.01. How Constituted: By resolution adopted by the Board of Directors, the Board of Directors may appoint from among its members one or more committees, including an Executive Committee and an Audit Committee, each consisting of at least two (2) Directors. Each member of a committee shall hold such position at the pleasure of the Board of Directors.
[MGCL, Section 2-411]

         Section 4.02. Powers of the Executive Committee: Unless otherwise provided by resolution of the Board of Directors, the Executive Committee, in the intervals between meetings of the Board of Directors, shall have and may exercise all of the powers of the Board of Directors to manage the business and affairs of the Corporation except the power to:

     (a) Declare dividends or distributions on stock;

     (b) Issue stock other than as provided in Section 2-411(b) of the Maryland General Corporation Law, as amended, from time to time;

     (c) Recommend to the shareholders any action which requires shareholder approval;

     (d) Amend these By-Laws; or

     (e) Approve any merger or share exchange which does not require shareholder approval. [MGCL, Section 2-411(a)]

     Section 4.03. Other Committees of the Board of Directors: To the extent provided by resolution of the Board of Directors, other committees shall have and may exercise any of the powers that may lawfully be granted to the Executive Committee. [MGCL, Section 2-411 (a)]

         Section 4.04. Proceedings, Quorum, and Manner of Acting: In the absence of an appropriate resolution of the Board of Directors, each committee may adopt such rules and regulations governing its proceedings, quorum, and manner of acting as it shall deem proper and desirable, provided that the quorum shall not be less than two (2) Directors. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent member. [MGCL, Section 2-411(c)]

         Section 4.05. Other Committees: The Board of Directors may appoint other committees, each consisting of one or more persons who need not be Directors. Each such committee shall have such powers and perform such duties as may be assigned to it from time to time by the Board of Directors, but shall not exercise any power which may lawfully be exercised only by the Board of Directors or a committee thereof.


ARTICLE V.                 OFFICERS

         Section 5.01. General: The officers of the Corporation shall be a President, one or more Vice Presidents (one or more of whom may be designated Executive Vice President), a Secretary, and a Treasurer, and may include one or more Assistant Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 5.11 hereof. The Board of Directors may elect, but shall not be required to elect, a Chairman of the Board of Directors. [MGCL,
Section 2-412]

         Section 5.02. Election, Term of Office, and Qualifications: The officers of the Corporation (except those appointed pursuant to Section 5.11 hereof) shall be elected by the Board of Directors at its first meeting and thereafter at each annual meeting of the Board of Directors. If any officer or officers are not elected at any such meeting, such officer or officers may be elected at any subsequent regular or special meeting of the Board of Directors. Except as provided in Sections 5.03, 5.04, and 5.05 hereof, each officer elected by the Board of Directors shall hold office until the next annual meeting of the Board of Directors and until his successor shall have been chosen and qualified. Any person may hold two (2) or more offices of the Corporation, except that neither the Chairman of the Board, if there be such an officer, nor the President, may hold the office of Vice President. A person who holds more than one office may not act in more than one (1) capacity to execute, acknowledge, or verify any instrument required by applicable law, the Articles of Incorporation, or these By-Laws to be executed, acknowledged, or verified by two (2) or more officers of the Corporation, except as otherwise permitted or required by law. The Chairman of the Board of Directors, if there be such an officer, shall be selected from among the Directors of the Corporation and may hold such office only so long as he continues to be a Director. No other officer need be a Director. [MGCL, Sections 2-412, 2-413, 2-415]

         Section 5.03. Resignation: Any officer may resign his office at any time by delivering a written resignation to the Board of Directors, the Chairman of the Board if there be such an officer, the President, the Secretary, or any Assistant Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

     Section 5.04. Removal: Any officer may be removed from office by the Board of Directors whenever in the judgment of the Board of Directors the best interests of the Corporation will be served thereby. [MGCL, Section 2-413(c)]

         Section 5.05. Vacancies and Newly Created Offices: If any vacancy shall occur in any office by reason of death, resignation, removal, disqualification, or other cause, or if any new office shall be created, such vacancies or newly created offices may be filled by the Board of Directors at any meeting or, in the case of any office created pursuant to Section 5.11 hereof, by any officer upon whom such power shall have been conferred by the Board of Directors.
[MGCL, Section 2-413(d)]

         Section 5.06. Chairman of the Board: Unless otherwise provided by resolution of the Board of Directors, the Chairman of the Board of Directors, if there be such an officer, shall be the chief executive and operating officer of the Corporation. He shall preside at all shareholders' meetings and at all meetings of the Board of Directors, and he shall be an ex officio member of all standing committees of the Board of Directors. Subject to the supervision of the Board of Directors, he shall have general charge of the business affairs, property, and operation of the Corporation and its officers, employees, and agents. He may sign (unless the President or a Vice President shall have signed) certificates, if any, representing stock of the Corporation authorized for issuance by the Board of Directors and shall have such other powers and perform such other duties as may be assigned to him from time to time by the Board of Directors.

         Section 5.07. President: Unless otherwise provided by resolution of the Board of Directors, the President shall, at the request of or in the absence or disability of the Chairman of the Board, or if no Chairman of the Board has been chosen, preside at all shareholders' meetings and at all meetings of the Board of Directors and shall in general exercise the powers and perform the duties of the Chairman of the Board. He may sign (unless the Chairman of the Board or a Vice President shall have signed) certificates, if any, representing stock of the Corporation authorized for issuance by the Board of Directors. Except as the Board of Directors may otherwise order, he may sign in the name and on behalf of the Corporation all deeds, bonds, contracts, or agreements. He shall exercise such other powers and perform such other duties as from time to time may be assigned to him by the Board of Directors.

         Section 5.08. Vice President: The Board of Directors shall, from time to time, designate and elect one or more Vice Presidents (one or more of whom may be designated Executive Vice President) who shall have such powers and perform such duties as from time to time may be assigned to them by the Board of Directors or the President. At the request or in the absence or disability of the President, the Vice President (or, if there are two (2) or more Vice Presidents, the Vice President in order of seniority of tenure in such office or in such other order as the Board of Directors may determine) may perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions placed upon the President. Any Vice President may sign (unless the Chairman of the Board, the President, or another Vice President shall have signed) certificates, if any, representing stock of the Corporation authorized for issuance by the Board of Directors.

         Section 5.09. Treasurer and Assistant Treasurers: The Treasurer shall be the principal financial and accounting officer of the Corporation and shall have general charge of the finances and books of account of the Corporation. Except as otherwise provided by the Board of Directors, he shall have general supervision of the funds and property of the Corporation and of the performance by the custodian of its duties with respect thereto. He may countersign (unless an Assistant Treasurer or Secretary or Assistant Secretary shall have countersigned) certificates, if any, representing stock of the Corporation authorized for issuance by the Board of Directors. He shall render to the Board of Directors, whenever directed by the Board of Directors, an account of the financial condition of the Corporation and of all his transactions as Treasurer; and as soon as possible after the close of each fiscal year he shall make and submit to the Board of Directors a like report for such fiscal year. He shall cause to be prepared annually a full and correct statement of the affairs of the Corporation, including a balance sheet and a financial statement of operations for the preceding fiscal year, which shall be submitted at the annual meeting of shareholders and filed within twenty (20) days thereafter at the principal office of the Corporation or, if no annual meeting is held, then within sixty
(60) days of the end of the fiscal year. He shall perform all the acts incidental to the office of the Treasurer, subject to the control of the Board of Directors. Any Assistant Treasurer may perform such duties of the Treasurer as the Treasurer or the Board of Directors may assign, and, in the absence of the Treasurer, he may perform all the duties of the Treasurer and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. [MGCL, Section 2-313; Investment Company Act, Section 30 and ICA Rule 30d-1]

         Section 5.10. Secretary and Assistant Secretaries: The Secretary shall attend to the giving and serving of all notices of the Corporation and shall record all proceedings of the meetings of the shareholders and Directors in one or more books to be kept for that purpose. He shall keep in safe custody the seal of the Corporation and shall have charge of the records of the Corporation, including the stock books and such other books and papers as the Board of Directors may direct, and such books, reports, certificates, and other documents required by law to be kept, all of which shall, at all reasonable times, be open to inspection by any Director. He shall countersign (unless the Treasurer, an Assistant Treasurer, or an Assistant Secretary shall have countersigned) certificates, if any, representing stock of the Corporation authorized for issuance by the Board of Directors. He shall perform such other duties as appertain to his office or as may be required by the Board of Directors. Any Assistant Secretary may perform such duties of the Secretary as the Secretary or the Board of Directors may assign, and, in the absence of the Secretary, he may perform all the duties of the Secretary and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

         Section 5.11. Subordinate Officers: The Board of Directors from time to time may appoint such other officers or agents as it may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Board of Directors may determine. The Board of Directors from time to time may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe their respective rights, terms of office, authorities, and duties. [MGCL, Section 2-412 (b)]

         Section 5.12. Remuneration: The salaries or other compensation of the officers of the Corporation shall be fixed from time to time by resolution of the Board of Directors, except that the Board of Directors may by resolution delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate officers or agents appointed in accordance with the provisions of Section 5.11 thereof.


ARTICLE VI.       CUSTODY OF SECURITIES AND CASH

         Section 6.01. Employment of a Custodian: The Corporation shall place and at all times maintain in the custody of a Custodian (including any sub-custodian for the Custodian) all funds, securities, and similar investments owned by the Corporation. The Custodian shall be a bank having an aggregate capital, surplus, and undivided profits of not less than $10,000,000. Subject to such rules, regulations, and orders as the Securities and Exchange Commission may adopt as necessary or appropriate for the protection of investors, the Corporation's Custodian may deposit all or a part of the securities owned by the Corporation in the custody of a sub-custodian or sub-custodians situated within or without the United States. The Custodian shall be appointed and its remuneration fixed by the Board of Directors. [Investment Company Act, Section 17(f)]

     Section 6.02. Central Certificate Service: Subject to the rules, regulations, and orders as the Securities and Exchange Commission may adopt as necessary or appropriate for the protection of investors, the Corporation's Custodian may deposit all or any part of the securities owned by the Corporation in a system for the central handling of securities established by a national securities exchange or national securities association registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934, or such other person as may be permitted by the Securities and Exchange Commission, pursuant to which system all securities of any particular series or class of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities. [Investment Company Act Section 17(f)]

         Section 6.03. Cash Assets: The cash proceeds from the sale of securities and similar investments and other cash assets of the Corporation shall be kept in the custody of a bank or banks appointed pursuant to Section
6.01 hereof, or in accordance with such rules and regulations or orders as the Securities and Exchange Commission may from time to time prescribe for the protection of investors, except that the Corporation may maintain a checking account or accounts in a bank or banks, each having an aggregate capital, surplus, and undivided profits of not less than $10,000,000, provided that the balance of such account or the aggregate balances of such accounts shall at no time exceed the amount of the fidelity bond, maintained pursuant to the requirements of the Investment Company Act and rules and regulations thereunder, covering the officers or employees authorized to draw on such account or accounts. [Investment Company Act, Sections 17 (f) and 17(g)]

     Section 6.04. Free Cash Accounts: The Corporation may, upon resolution of its Board of Directors, maintain a petty cash account free of the foregoing requirements of this Article VI in an amount not to exceed $500 or such other amount permitted by law, provided that such account is operated under the imprest system and is maintained subject to adequate controls approved by the Board of Directors over disbursements and reimbursements including, but not limited to, fidelity bond coverage for persons having access to such funds. [Investment Company Act, Section 17(f) and ICA Rule 17f-3]

         Section 6.05. Action Upon Termination of Custodian Agreement: Upon resignation of a custodian of the Corporation or inability of a custodian to continue to serve, the Board of Directors shall promptly appoint a successor custodian, but in the event that no successor custodian can be found who has the required qualifications and is willing to serve, the Board of Directors shall call as promptly as possible a special meeting of the shareholders to determine whether the Corporation shall function without a custodian or shall be liquidated. If so directed by vote of the holders of a majority of the outstanding shares of stock of the Corporation, the custodian shall deliver and pay over all property of the Corporation held by it as specified in such vote.


ARTICLE VII.      EXECUTION OF INSTRUMENTS, VOTING OF SECURITIES

         Section 7.01. Execution of Instruments: All deeds, documents, transfers, contracts, agreements, requisitions or orders, promissory notes, assignments, endorsements, checks and drafts for the payment of money by the Corporation, and other instruments requiring execution by the Corporation shall be signed by any two (2) of the following: the Chairman of the Board, if there be such an officer, the President, a Vice President, the Treasurer, Assistant Treasurer, Secretary or Assistant Secretary, or as the Board of Directors or standing Committee(s) of the Board may otherwise authorize, from time to time. Any such authorization may be general or confined to specific instances.

         Section 7.02. Voting of Securities: Unless otherwise ordered by the Board of Directors, the Chairman of the Board, if there be such an officer, the President, or any Vice President shall have full power and authority on behalf of the Corporation to attend and to act and to vote, or in the name of the Corporation to execute proxies to vote, at any meeting of shareholders of any company in which the Corporation may hold stock. At any such meeting such officer shall possess and may exercise (in person or by proxy) any and all rights, powers, and privileges incident to the ownership of such stock. The Board of Directors may by resolution from time to time confer like powers upon any other person or persons. [MGCL, Section 2-509]

ARTICLE VIII.     CAPITAL STOCK

         Section 8.01.  Certificate of Stock:

         (a) The Board of Directors may authorize the issuance of some or all shares of any or all series or classes of the Corporation stock without certificates. At the time of the issuance of shares without certificates, the Corporation shall send to the shareholder a written statement of the information required to be on certificates by Section 2-211 of the Maryland General Corporation Law, as amended. [MGCL, Section 2-210]

         (b) In the event certificates of stock of the Corporation are to be issued, then such certificates shall be in the form approved by the Board of Directors. Certificates of stock, if any, shall be signed in the name of the Corporation by the Chairman of the Board, if there be such an officer, or the President, or any Vice President and countersigned by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, and shall certify the number and kind of shares owned by the holder thereof in the Corporation. Such certificate may be sealed with the corporate seal of the Corporation. Such signatures may be either manual or facsimile signatures and the seal may be either facsimile or any other form of seal. [MGCL, Sections 2-210(a), 2-212]

         (c) In case any officer, transfer agent, or registrar who shall have signed any such certificate, or whose facsimile signature has been placed thereon, shall cease to be such an officer, transfer agent or registrar (because of death, resignation or otherwise) before such certificate is issued, such certificate may be issued and delivered by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue. [MGCL, Section 2-212(c)]

         (d) The number of any certificate issued, the name of the person owning the shares represented thereby, the number of such shares, and the date of issuance shall be entered upon the stock books of the Corporation at the time of issuance.

         (e)  Every  certificate  exchanged,   surrendered  for  redemption,  or
otherwise returned to the Corporation shall be marked "Cancelled" with the date of cancellation.

         Section 8.02.  Transfer of Capital Stock:

         (a) Shares of stock of the Corporation shall be transferable only upon the books of the Corporation kept for such purpose and, if one or more certificates representing such shares have been issued, upon surrender to the Corporation or its transfer agent or agents of such certificate or certificates duly endorsed, or accompanied by appropriate evidence of assignment, transfer, succession, or authority to transfer.

         (b) The Corporation shall be entitled to treat the holder of record of any share of stock as the absolute owner thereof for all purposes, and accordingly shall not be bound to recognize any legal, equitable, or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

         Section 8.03. Transfer Agents and Registrars: The Board of Directors may, from time to time, appoint or remove transfer agents and registrars of transfers of shares of stock of the Corporation, and it may appoint the same person as both transfer agent and registrar. Upon any such appointment being made all certificates, if any, representing shares of capital stock thereafter issued shall be countersigned by one of such transfer agents or by one of such registrars of transfers and shall not be valid unless so countersigned.

         Section 8.04. Transfer Restrictions and Regulations: The shares of any series or class within a series of the Corporation may be transferred only upon the prior approval of the Board of Directors. The Board of Directors may, from time to time, adopt lawful rules and regulations with reference to the method of transfer of the shares of stock of the Corporation.

         Section 8.05. Fixing of Record Date: The Board of Directors may fix in advance a date as a record date for the determination of the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion, or exchange of stock, or for any other proper purpose, provided that such record date shall be a date not more than ninety (90) days nor, in the case of a meeting of shareholders, less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. In such case, only such shareholders of record on the record date so fixed shall be entitled to such notice of, and to vote at, such meeting or adjournment, or to give such consent, or to receive payment of such dividend or other distribution, or to receive such allotment of rights, or to exercise such rights, or to take other action, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any such record date. A meeting of shareholders convened on the date for which it was called may be adjourned from time to time without notice to a date not more than one hundred and twenty (120) days after the original record date. [MGCL, Section 2-511]

         Section 8.06. Lost, Stolen, or Destroyed Certificates: Before issuing a new certificate for stock of the Corporation alleged to have been lost, stolen, or destroyed the Board of Directors, or any officer authorized by the Board of Directors, may, in its discretion, require the owner of the lost, stolen, or destroyed certificate (or his legal representative) to give the Corporation a bond or other indemnity, in such form and in such amount as the Board of Directors or any such officer may direct and with such surety or sureties as may be satisfactory to the Board of Directors or any such officer, sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of such new certificate. The issuance of a new certificate under such circumstances shall not constitute an overissue of the shares represented thereby. [MGCL, Section 2-213]

ARTICLE IX.       FISCAL YEAR, ACCOUNTANT

         Section 9.01. Fiscal Year: The fiscal year of the Corporation shall be the twelve (12) calendar months beginning on the first day of January in each year and ending on the last day of the following December, or such other period of twelve (12) calendar months as the Board of Directors may by resolution prescribe.

         Section 9.02.  Accountant:

         (a) The Corporation shall employ an independent public accountant or firm of independent public accountants as its accountant to examine the accounts of the Corporation and to sign and certify the Corporation's financial statements, which may be filed with various regulatory agencies. The accountant's certificates and reports shall be addressed both to the Board of Directors and to the shareholders.

         (b) A majority of the members of the Board of Directors who are not "interested persons" (as such term is defined in Section 2(a)(19) of the Investment Company Act) of the Corporation shall select the accountant, by vote cast in person, at any meeting held before the first annual shareholders' meeting, and thereafter shall select the accountant annually, by vote cast in person, at a meeting held within thirty (30) days before or ninety (90) days after the beginning of the fiscal year of the Corporation or within thirty (30) days before the annual shareholders' meeting, if any, held in that year. Such selection shall be submitted for ratification or rejection at the next succeeding annual shareholders' meeting. If the holders of a majority vote of the outstanding voting securities at such meeting reject such selection, the accountant shall be selected by majority vote of the Corporation's outstanding voting securities, either at the meeting at which the rejection occurred or at a subsequent meeting of shareholders called for that purpose.
[Investment Company Act, Section 32(a) and ICA Rule 32a-3]

         (c) Any vacancy occurring between annual meetings, due to the death or resignation of the accountant, may be filled by the vote of a majority of those members of the Board of Directors who are not "interested persons" (as such term is defined in Section 2(a)(19) of the Investment Company Act) of the Corporation, cast in person at a meeting called for the purpose of voting on such action.

     (d) The employment of the accountant shall be conditioned upon the right of the Corporation by vote of a majority of the outstanding voting securities at any meeting called for the purpose to terminate such employment forthwith without any penalty. [Investment Company Act, Section 32(a)]

ARTICLE X.     INDEMNIFICATION, ADVANCE PAYMENT OF EXPENSES, AND
               INSURANCE

         Section 10.01. Indemnification: The Corporation shall indemnify any individual ("Indemnitee") who is a present or former Director, officer, employee, or agent of the Corporation, or who is or has been serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, who, by reason of his service in that capacity, was, is, or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter collectively referred to as a "Proceeding") against any judgments, penalties, fines, settlements, and reasonable expenses (including attorneys' fees) incurred by such Indemnitee in connection with any Proceeding, to the fullest extent that such indemnification may be lawful under the Maryland General Corporation Law. Subject to any applicable limitations and requirements set forth in the Corporation's Articles of Incorporation and in these By-Laws, any payment of indemnification or advance of expenses, as provided below, shall be made in accordance with the procedures set forth in the Maryland General Corporation Law. [MGCL, Section 2-418(b)]

         Notwithstanding the foregoing, nothing herein shall protect or purport to protect any Indemnitee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office (such conduct hereinafter referred to as "Disabling Conduct"). [Investment Company Act, Section 17(h)]

         Anything in this Article X to the contrary notwithstanding, no indemnification shall be made by the Corporation to any Indemnitee unless:

         (a) there is a final decision on the merits by a court or other body before whom the Proceeding was brought that the Indemnitee was not liable by reason of Disabling Conduct; or

         (b) in the absence of such a decision, there is a reasonable determination, based upon a review of the facts, that the Indemnitee was not liable by reason of Disabling Conduct, which determination shall be made by:

         (i) the vote of a majority of a quorum of Directors who are neither "interested persons" of the Corporation as defined in Section 2(a)(19) of the Investment Company Act, nor parties to the Proceeding; or

         (ii)     an independent legal counsel in a written opinion. [MGCL,
                  Section 2-418(e)]

     Section 10.02. Advance Payment of Expenses: The Corporation shall pay any reasonable expenses so incurred by such Indemnitee in defending a Proceeding in advance of the final disposition thereof to the fullest extent that such advance payment may be lawful under the Maryland General Corporation Law. [MGCL, Section 2-418 (f)]

         Anything in this Article X to the contrary notwithstanding, any advance of expenses by the Corporation to any Indemnitee shall be made only upon receipt of: (a) a written affirmation by the Indemnitee of his good faith belief that the requisite standard of conduct necessary for indemnification under the Maryland General Corporation Law has been met and (b) a written undertaking by such Indemnitee to repay the advance if it is ultimately determined that such standard of conduct has not been met, and if one of the following conditions is met:

         (a) the Indemnitee provides a security for his undertaking; or

         (b) the Corporation shall be insured against losses arising by reason of any lawful advances; or

         (c) there is a determination, based on a review of readily available facts, that there is reason to believe that the Indemnitee will ultimately be found entitled to indemnification, which determination shall be made by:

         (i) a majority of a quorum of Directors who are neither "interested persons" of the Corporation as defined in Section 2(a)(19) of the Investment Company Act, nor parties to the Proceeding; or

         (ii)     an independent legal counsel in a written opinion.

         Section 10.03. Insurance of Officers, Directors, Employees, and Agents:
To the fullest extent permitted by applicable Maryland law and by Section 17(h) of the Investment Company Act, as from time to time amended, the Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee, or agent of the Corporation, or who is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in or arising out of his position, whether or not the Corporation would have the power to indemnify him against such liability.
[MGCL, Section 2-418(k)]


ARTICLE XI.       AMENDMENTS

Section 11.01. General: Except as provided in Section 11.02 hereof, all By-Laws of the Corporation, whether adopted by the Board of Directors or the shareholders, shall be subject to amendment, alteration, or repeal, and new By-Laws may be made, by the affirmative vote of a majority of either:

         (a) the holders of record of the outstanding shares of stock of the Corporation entitled to vote, at any annual or special meeting the notice or waiver of notice of which shall have specified or summarized the proposed amendment, alteration, repeal, or new By-Law; or

         (b) the Directors present at any regular or special meeting at which a quorum is present if the notice or waiver of notice thereof or material sent to the Directors in connection therewith on or prior to the last date for the giving of such notice under these By-Laws shall have specified or summarized the proposed amendment, alteration, repeal, or new By-Law. [MGCL, Section 2-109]

         Section 11.02.  By Shareholders Only:

         (a) No amendment of any section of these By-Laws shall be made except by the shareholders of the Corporation if the shareholders shall have provided in the By-Laws that such section may not be amended, altered, or repealed except by the shareholders.

         (b) From and after the issuance of any shares of the Corporation, no amendment of this Article XI shall be made except by the shareholders of the Corporation.


ARTICLE XII.      MISCELLANEOUS

Section 12.01. Use of the Term "Annual Meeting": The use of the term "annual meeting" in these By-Laws shall not be construed as implying a requirement that a shareholder meeting be held annually.